EXHIBIT 10.1

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”) is made and entered into as of February 7, 2009, by and between Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Elan Pharma International Limited, an Irish private limited liability company (the “Holder”).

RECITALS

Whereas, pursuant to that certain Termination, Exchange and Release Amendment, dated February 7, 2007, by and among the Company, Elan International Services, Ltd., and the Holder, the Company issued to the Holder a convertible promissory note, dated February 7, 2007, in the aggregate principal amount of $452,658.60 (the “Promissory Note”);

Whereas, pursuant to Section 2 of the Promissory Note, the entire outstanding principal amount of the Promissory Note, together with the accrued and unpaid interest thereon, will become due and payable on February 7, 2009;

Whereas, as of the date of this Amendment (the “Effective Date”), the aggregate amount owed by the Company to the Holder under the Promissory Note is $553,205.75 (the “Payment Due”), consisting of $452,658.60 in principal and $100,547.15 in accrued and unpaid interest;

Whereas, pursuant to Section 9(c) of the Promissory Note, the Promissory Note may be amended upon written agreement of the Company and the Holder; and

Whereas, the parties hereto wish to amend the Promissory Note, effective as of the Effective Date, to provide that (i) the annual interest rate under the Promissory Note, effective as of the Effective Date, shall increase from 10% to 11%, and (ii) the maturity date of the Promissory Note shall be extended from February 7, 2009 to February 7, 2011.

AGREEMENT

In consideration of the mutual agreements, covenants, promises and other representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree that, effective as of the Effective Date, (i) commencing on the Effective Date, interest shall accrue on the principal then-outstanding under the Promissory Note at a rate of 11.0%, compounded on a quarterly basis on each 90-day anniversary from and after the Effective Date, and (ii) the Maturity Date (as defined in the Promissory Note) shall be February 7, 2011. Except as modified by this Amendment, the Promissory Note shall remain in full force and effect, and once this Amendment is executed by each of the parties hereto, all references in the Promissory Note to “Note” shall refer to the Promissory Note as amended by this Amendment.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed as of the date first written above.

COMPANY:

AEOLUS PHARMACEUTICALS, INC.

By:           /s/ Michael P. McManus

Name:                    _____Michael P. McManus

Title:                     ______Chief Financial Officer

HOLDER:

ELAN PHARMA INTERNATIONAL LIMITED

By:           /s/ William F. Daniel

Name:                      _____William F. Daniel

Title:                      _______Director

[Signature Page to Amendment No. 1]